EXHIBIT 11
                            MEDICAL INNOVATIONS, INC.

                        COMPUTATION OF PER SHARE EARNINGS

                                                                    THREE MONTHS ENDED JUNE 30,          SIX MONTHS ENDED JUNE 30,
                                                                   -----------------------------       -----------------------------
PRIMARY:                                                               1995             1994              1995              1994
                                                                   -----------       -----------       -----------       -----------
Net income applicable to common stock ......................       $   354,678       $   174,955       $   616,069       $   467,872

Adjustment to net income to reduce interest expense
   and increase interest income, net of tax effect .........            17,921              --              17,921              --
                                                                   -----------       -----------       -----------       -----------
Net income applicable to common and
   common equivalent shares ................................       $   372,599       $   174,955       $   633,990       $   467,872
                                                                   ===========       ===========       ===========       ===========
Weighted average common shares outstanding .................        15,834,873        16,634,521        15,833,229        16,443,221

Effect of stock options and warrants .......................         1,132,025         1,260,051           566,012         1,359,245
                                                                   -----------       -----------       -----------       -----------
Weighted average common and common
   equivalent shares .......................................        16,966,898        17,894,572        16,399,241        17,802,466
                                                                   ===========       ===========       ===========       ===========
Net income per common and common
   equivalent share - primary ..............................       $      0.02       $      0.01       $      0.04       $      0.03
                                                                   ===========       ===========       ===========       ===========
FULLY DILUTED:

Net income applicable to common stock ......................       $   354,678       $   174,955       $   616,069       $   467,872
Adjustment to net income to reduce interest expense
  and increase interest income, net of tax effect ..........             8,431              --               8,431              --
                                                                   -----------       -----------       -----------       -----------
Net income applicable to common and common
  equivalent shares ........................................       $   363,109       $   174,955       $   624,500       $   467,872
                                                                   ===========       ===========       ===========       ===========
Weighted average common and common
  equivalent shares ........................................        16,966,898        17,894,572        16,399,241        17,802,466

Additional effect of stock options and warrants ............              --             126,997              --              82,160
                                                                   -----------       -----------       -----------       -----------
Weighted average common and common
  equivalent shares ........................................        16,966,898        18,021,569        16,399,241        17,884,626
                                                                   ===========       ===========       ===========       ===========
Net income per common and common
  equivalent shares - fully diluted ........................       $      0.02       $      0.01       $      0.04       $      0.03
                                                                   ===========       ===========       ===========       ===========